UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 1, 2015, AMC Entertainment Inc. (the “Company”) completed the redemption (the “Redemption”) of all outstanding aggregate principal amount of its 9.75% Senior Subordinated Notes due 2020 (the “Notes”). The redemption price for the $18,676,000 aggregate principal amount of Notes redeemed equaled 104.875% of the principal amount together with accrued and unpaid interest, if any, to December 1, 2015, and totaled $20,496,910. The Notes were issued pursuant to an Indenture (as amended, supplemented, waived or otherwise modified, the “Indenture”) dated as of December 15, 2010, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee. Upon the Redemption, the Indenture was satisfied and discharged in accordance with its terms. As a result, the Company has been released from its obligations with respect to the Indenture and the Notes, except with respect to those provisions of the Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.
Date: December 1, 2015	By:	/s/ Kevin Connor
Kevin Connor
Senior Vice President, General Counsel &
Secretary